Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, were hereby consent to the incorporation by reference in Premier Exhibitions, Inc. Registration Statement No. 333-184554 on Form S-8 of our reported dated March 27, 2015 except to note 16 of the consolidated financial statements, which was as of April 29, 2016, relating to the December 31, 2014 and 2013 consolidated financial statements of Dinoking Tech Inc. appearing in this Current Report on Form 8-K/A of Premier Exhibitions Inc.

Chartered Professional Accountants

Vancouver, BC, Canada

May 2, 2016